April 23, 2012


Securities  exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American
Depositary
Shares
evidenced by
One 1
American
Depositary
Receipts
representing
Four 4
Ordinary
Shares of
      Greencore
Group plc.
Form F6 File
No.
33310182


Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as amended,
on behalf of BNY Mellon, as
Depositary for securities against
which American Depositary
Receipts are to be issued, we attach
a copy of the new prospectus
Prospectus reflecting the change in
the nominal value for Greencore
Group plc.

As required by Rule 424e, the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424b3 and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form F6
Registration Statement, the
Prospectus consists of the ADR
certificate with revised nominal
value for Greencore Group plc.

The Prospectus has been revised to
reflect the new nominal value and
has been overstampted with

Effective April 25, 2012, the
underlying shares of each
American Depositary Share will
be redenominated to GBp 1.


Please contact me with any
questions or comments at 212
8156915.



Margaret Keyes
The Bank of New York Mellon
ADR Division
Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance









101 Barclay Street, New York NY 10286